                                                                    EXHIBIT 3.24

                         SIMMONS CAPITAL MANAGEMENT, LLC

                               OPERATING AGREEMENT

                           Dated as of December 6, 2001

                             TABLE OF CONTENTS

                                                                  Page
                                                                  ----
ARTICLE 1 DEFINITIONS......................................        1

ARTICLE 2 FORMATION AND PURPOSE............................        1
     2.1  Formation, etc...................................        1
     2.2  Name.............................................        1
     2.3  Registered Office/Agent..........................        1
     2.4  Term.............................................        2
     2.5  Purpose..........................................        2
     2.6  Specific Powers..................................        2
     2.7  Articles.........................................        3

ARTICLE 3 MEMBER; CAPITAL CONTRIBUTIONS....................        3
     3.1  Member...........................................        3
     3.2  Capital Contribution.............................        4
     3.3  Additional Capital Contributions.................        4
     3.4  Return of Capital Contributions..................        4

ARTICLE 4 STATUS AND RIGHTS OF THE MEMBER..................        4
     4.1  Limited Liability................................        4
     4.2  No Make-up.......................................        4
     4.3  Return of Distributions of Capital...............        4

ARTICLE 5 CAPITAL ACCOUNT; ALLOCATIONS; DISTRIBUTIONS......        5
     5.1  Capital Account..................................        5
     5.2  Allocations......................................        5
     5.3  Distributions....................................        5
     5.4  Withholding......................................        5
     5.5  Taxation.........................................        5

ARTICLE 6 MANAGEMENT, RIGHTS, AND DUTIES OF THE MEMBER.....        5
     6.1  Board of Managers................................        5
     6.2  Authority of Board of Managers...................        6
     6.3  Officers: Agents.................................        7
     6.4  Reliance by Third Parties........................        7

ARTICLE 7 TRANSFER OF INTERESTS............................        7

ARTICLE 8 AMENDMENTS TO AGREEMENT..........................        8

ARTICLE 9 DISSOLUTION OF COMPANY...........................        8

     9.1  Events of Dissolution or Liquidation...                  8
     9.2  Liquidation:...........................                  8

ARTICLE 10 INDEMNIFICATION.......................                  8
     10.1  General
     10.2  Exculpation...........................                  9
     10.3  Persons Entitled to Indemnity.........                  9
     10.4  Procedure Agreements..................                  9

ARTICLE 11 MISCELLANEOUS.........................                  9
     11.1  General...............................                  9
     11.2  Notices, Etc..........................                  9
     11.3  Gender and Number.....................                 10
     11.4  Severability..........................                 10
     11.5  Headings..............................                 10
     11.6  No Third Party Rights.................                 10

                         SIMMONS CAPITAL MANAGEMENT, LLC

                               OPERATING AGREEMENT

         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Simmons Capital Management, LLC (the "Company") is entered into as of December 6, 2001 by Simmons Company, a Delaware corporation (the "Member").

         WHEREAS, the Member wishes to form a limited liability company pursuant to and in accordance with Chapter 86 of the Nevada Revised Statutes in order to conduct the business described herein.

         NOW, THEREFORE, the Member agrees as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         For purposes of this Agreement certain capitalized terms have specifically defined meanings which are either set forth or referred to in
Exhibit 1 which is attached hereto and incorporated herein by reference.

                                    ARTICLE 2
                              FORMATION AND PURPOSE

         2.1 Formation, etc. The Company was formed as a limited liability company pursuant to the Act by the filing of the Articles and the certificate of acceptance of the resident agent with the Secretary of State of Nevada and the payment of the requisite filing fees on August 24, 2001 (the "Effective Date"). The rights, duties and liabilities of the Member and the Board of Managers shall be determined pursuant to the Act and this Agreement. To the extent that such rights, duties or obligations are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2 Name. The name of the Company is Simmons Capital Management, LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Board of Managers deems appropriate or advisable. The Board of Managers shall file, or shall cause to be filed, any fictitious name certificates and similar filings, and any amendments thereto, that the Board of Managers consider appropriate or advisable.

         2.3 Registered Office/Agent. The resident agent required to be maintained by the Company in the State of Nevada pursuant to the Act shall initially be Entity Services (Nevada) LLC. The initial sole office of the Company shall be at 2325-B Renaissance Drive, Las Vegas, Clark County, Nevada 89119. The Company may, upon compliance with the applicable provisions of the Act, change its resident agent and registered office from time to time in the discretion of the Board of Managers.

         2.4 Term. The term of the Company shall continue indefinitely unless sooner terminated as provided herein.

         2.5 Purpose. The Company is formed for the purpose of, and the nature of the business to be conducted by the Company is, serving as a finance manager for the Simmons corporate group, although nothing shall prevent the Company from engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary, convenient or incidental thereto.

         2.6 Specific Powers. Without limiting the generality of Section 2.5, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 2.5, including, but not limited to, the power:

                  2.6.1 to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any jurisdiction, whether domestic or foreign, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                  2.6.2 to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property;

                  2.6.3 to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, perform and carry out contracts of any kind, including without limitation guarantees and other contracts for the benefit of or with any Member or Affiliate thereof, without regard to whether such contracts may be deemed necessary, convenient to, or incidental to the accomplishment of the purposes of the Company;

                  2.6.4 to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, trusts, limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                  2.6.5 to lend money, to invest and reinvest its funds, and to accept real and personal property for the payment of funds so loaned or invested;

                  2.6.6 to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

                  2.6.7 to appoint employees, agents and representatives of the Company, and define their duties and fix their compensation;

                  2.6.8 to indemnify any Person in accordance with this Agreement and the Act;

                  2.6.9 to cease its activities and cancel its Certificate;

                  2.6.10 to borrow money and issue evidence of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                  2.6.11 to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                  2.6.12 to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

         2.7 Articles. Allen C. Tucci, Earl C. Brewer and Andrew T. Panaccione are designated as authorized persons within the meaning of the Act to execute, deliver and file the Articles, and such Persons and such other Persons as may be designated from time to time by the Board of Managers are designated as authorized persons, to execute, deliver and file any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. A certificate of amendment to the Articles or a restatement of the Articles must be signed by a member of the Board of Managers.

         2.8 Principal Office. The sole executive office of the Company shall be located at such place within the State of Nevada as the Board of Managers shall establish, and the Board of Managers may from time to time change the location of the executive office of the Company to any place within or without the State of Nevada. The books and records of the Company shall be maintained in the sole office of the Company.

         2.9 Annual Filing. On or before the last day of December in each year, the Company shall file the information required by Section 86.263 of the Act.

                                    ARTICLE 3
                          MEMBER; CAPITAL CONTRIBUTIONS

         3.1 Member. The name and the business address of the Member of the Company is as follows:

    Name                    Address
    ----                    -------
Simmons Company       One Concourse Parkway
                      Suite 800
                      Atlanta, GA 30328

         3.2 Capital Contribution. The Member shall pay to the Company on or before the Effective Date a Capital Contribution of $1,000.

         3.3 Additional Capital Contributions. The Member may make additional Capital Contributions to the Company for such purposes, at such times and in such amounts as shall be determined by such Member; provided, however, that the Member shall not be obligated to make any additional Capital Contributions.

         3.4 Return of Capital Contributions. The Member shall not have the right to demand a return of all or any part of its Capital Contributions, and any return of the Capital Contributions of the Member shall be made solely from the assets of the Company and only in accordance with the terms of this Agreement. No interest shall be paid to the Member with respect to its Capital Contributions.

                                    ARTICLE 4
                         STATUS AND RIGHTS OF THE MEMBER

         4.1 Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, member of the Board of Managers nor any other Indemnified Party shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Board of Managers or an Indemnified Party. All Persons dealing with the Company shall look solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company.

         4.2 No Make-up. In no event shall the Member be required to make up any deficiency in its Capital Account upon the dissolution or termination of the Company.

         4.3 Return of Distributions of Capital. Except as otherwise expressly required by law, the Member, in its capacity as such, shall have no liability either to the Company or any of its creditors in excess of (a) the amount of its Capital Contributions actually made, (b) its share of any assets and undistributed profits of the Company, (c) its obligation to make a Capital Contribution pursuant to Section 3.2 and (d) to the extent required by law, the amount of any distributions wrongfully distributed to it. Except as required by law or a court of competent jurisdiction, no Member or investor in or partner of a Member shall be obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company. The amount of any Distribution returned to the Company by or on behalf of the Member or paid by or on behalf of the Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

         4.4 No Management or Control. Except as expressly provided in this Agreement, no Member shall take part in or interfere in any manner with the management of the business and affairs of the Company or have any right or authority to act for or bind the Company.

                                    ARTICLE 5
                  CAPITAL ACCOUNT; ALLOCATIONS; DISTRIBUTIONS

         5.1 Capital Account. The Company shall maintain a capital account (a "Capital Account") for the Member. The Capital Account shall be increased by all capital contributions made by the Member and all profits allocated to the Member and be decreased by all distributions to the Member and by all losses allocated to the Member.

         5.2 Allocations. All of the Company's profits and losses shall be allocated to the Member.

         5.3 Distributions. Subject to applicable requirements of the Act, the amount and timing of all distributions shall be determined by the Board of Managers. Distributions may be made in cash, securities or other property.

         5.4 Withholding. The Member hereby authorizes the Company to withhold and pay over any withholding or other taxes payable by the Company as a result of the Member's status as a Member hereunder.

         5.5 Taxation. It is the intent of the Member that the Company be treated as an association taxable as a "corporation" for federal income tax purposes, and, accordingly, the Company will file such an election as of the Effective Date within 75 days of the Effective Date. At such time, if any, as the Member determines not to have the Company treated as an association taxable as a "corporation" for federal income tax purposes and elects to have the Company disregarded as an entity separate from its Member for federal tax purposes pursuant to Section 7701 of the Code and the Treasury Regulations promulgated thereunder, the Company (and to the extent required by law, the Member) will file an appropriate election to become such disregarded entity.

                                    ARTICLE 6
                         MANAGEMENT, RIGHTS, AND DUTIES
                                  OF THE MEMBER

          6.1 Board of Managers. The business of the Company shall be managed by a Board of Managers, and the Persons constituting the Board of Managers shall be the "managers" of the Company for all purposes under the Act. The Board of Managers as of the date hereof shall be the Persons set forth in Exhibit 6.1. Thereafter, the Persons constituting the Board of Managers shall be designated by the Member in accordance with Exhibit 6.1 hereto. Decisions of the Board of Managers shall be embodied in a vote or resolution adopted in accordance with the procedures set forth in Exhibit 6.1. Such decisions shall be decisions of the "manager" for all purposes of the Act and shall be carried out by any member of the Board of Managers or by officers or agents of the Company designated by the Board of Managers in the vote or resolution in question or in one or more standing votes or resolutions or with the power and authority to do so under Section 6.3. A decision of the Board of Managers may be amended, modified or repealed in the same manner in which it was adopted or in accordance with the procedures set forth in Exhibit 6.1 as then in effect, but no such amendment, modification or repeal shall affect any Person who has been furnished a copy of the original vote or resolution, certified by a duly authorized agent of the Company, until such Person has been notified in writing of such amendment, modification or repeal.

            6.2 Authority of Board of Managers. The Board of Managers shall have the exclusive power and authority to manage the business and affairs of the Company and to make all decisions with respect thereto. Except as otherwise expressly provided in this Agreement, the Board of Managers or Persons designated by the Board of Managers, including officers and agents appointed by the Board of Managers, shall be the only Persons authorized to execute documents which shall be binding on the Company. To the fullest extent permitted by Nevada law, but subject to any specific provisions hereof granting rights to the Member, the Board of Managers shall have the power to do any and all acts, statutory or otherwise, with respect to the Company of this Agreement, which would otherwise be possessed by the Member under the laws of the State of Nevada, and the Member shall have no power whatsoever with respect to the management of the business and affairs of the Company. The owner and authority granted to the Board of Managers hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company and shall include the power to make all decisions with regard to the management, operations, assets, financing and capitalization of the Company, including without limitation, the power and authority to undertake and make decisions concerning: (a) hiring and firing of employees, attorneys, accountants, brokers, investment bankers and other advisors and consultants, (b) entering into of leases for real or personal property, (c) opening of bank and other deposit accounts and operations thereunder, (d) purchasing, constructing, improving, developing and maintaining of real property, (e) purchasing of insurance, goods, supplies, equipment, materials and other personal property,
 (f) borrowing of money, obtaining of credit, issuance of notes, debentures, securities, equity or other interests of or in the Company and securing of the obligations undertaken in connection therewith with mortgages on and security interests in all or any portion of the real or personal property of the Company, (g) making of investments in or the acquisition of securities of any Person, (h) giving of guarantees and indemnities, (i) entering into of contracts or agreements whether in the ordinary course of business or otherwise, (j) mergers with or acquisitions of other Persons, (k) the sale or lease of all or any portion of the assets of the Company, (l) forming subsidiaries or joint ventures, (m) compromising, arbitrating, adjusting and litigating claims in favor of or against the Company, and (n) all other acts or activities necessary or desirable for the carrying out of the purposes of the Company.

            6.3 Officers: Agents. The Board of Managers by vote or resolution shall have the power to appoint agents (who may be referred to as officers) to act for the Company with such titles, if any, as the Board of Managers deems appropriate and to delegate to such officers or agents such of the powers as are granted to the Board of Managers hereunder, including the power to execute documents on behalf of the Company, as the Board of Managers may in its sole discretion determine; provided, however, that no such delegation by the Board of Managers shall cause the Persons constituting the Board of Managers to cease to be the "managers" of the Company within the meaning of the Act. The officers or agents so appointed may include persons holding titles such as Chairman, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Executive Vice President, Vice President, Treasurer, Controller, Secretary or Assistant Secretary. An officer may be removed at any time with or without cause. The officers of the Company as of the date hereof are set forth on
Exhibit 6.3. Unless the authority of the agent designated as the officer in question is limited in the document appointing such officer or is otherwise specified by the Board of Managers, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Nevada corporation would have to act for a corporation in the absence of a specific delegation of authority and all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation may be signed by the Chairman, if any, the President, a Vice President or the Treasurer, Controller, Secretary or Assistant Secretary at the time in office. The Board of Managers, in its sole discretion, may by vote or resolution of the Board of Managers ratify any act previously taken by an officer or agent acting on behalf of the Company.

            6.4 Reliance by Third Parties. Any person or entity dealing with the Company or the Member may rely upon a certificate signed by the Member as to:
(a) the identity of the Member; (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Member or are in any other manner germane to the affairs of the Company; (c) the persons who or entities which are authorized to execute and deliver any instrument or document of or on behalf of the Company; (d) the authorization of any action taken by or on behalf of the Company by the Member or any officer or agent acting on behalf of the Company; or (e) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or the Member.

                                    ARTICLE 7
                              TRANSFER OF INTERESTS

            The Member may sell, assign, pledge, encumber, dispose of or otherwise transfer all or any part of the economic or other rights that comprise its Interest. The transferee shall have the right to be substituted for the Member under this Agreement for the transferor if so determined by the Member. No Member may withdraw or resign as Member except as a result of a transfer pursuant to this Article 7 in which the transferee is substituted for the Member.

                                    ARTICLE 8
                             AMENDMENTS TO AGREEMENT

         This Agreement may be amended or modified by the Member. The Member shall cause to be prepared and filed any amendment to the Articles that may be required to be filed under the Act as a consequence of any such amendment or modification.

                                    ARTICLE 9
                             DISSOLUTION OF COMPANY

         9.1 Events of Dissolution or Liquidation. The Company shall be dissolved and its affairs wound up upon the written determination of the Member.

         9.2 Liquidation. After dissolution, the assets of the Company shall be distributed in the following order of priority:

                  (a) to creditors of the Company, including the Member if a creditor to the extent permitted by Nevada law, in satisfaction of liabilities of the Company (whether by payment thereof or the making of reasonable provision for payment thereof) in the order of priority as provided and to the extent otherwise permitted by law; and then

                  (b) to the Member first in respect of profits and other compensation on account of its Capital Contributions and then in respect of its Capital Contributions.

                                   ARTICLE 10
                                INDEMNIFICATION

         10.1 General. The Company shall indemnify, defend, and hold harmless the Member and any director, officer, partner, stockholder, controlling Person or employee of the Member, each member of the Board of Managers, and any Person serving at the request of the Company as a director, officer, employee, partner, trustee or independent contractor of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (all of the foregoing Persons being referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") from any liability, loss or damage incurred by the Indemnified Party by reason of any act performed or omitted to be performed by the Indemnified Party in connection with the business of the Company and from liabilities or obligations of the Company imposed on such Party by virtue of such Party's position with the Company, including reasonable attorneys' fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage, all to the maximum extent permitted by Sections 86.411, 86.421, 86.431, 86.441, 86.451 of the Act, as applicable, provided, however, that the indemnification under this Section 10.1 shall be recoverable only from the assets of the Company and not from any assets of the

Member. Unless the Board of Managers determines in good faith that the Indemnified Party is unlikely to be entitled to indemnification under this
Article 10, the Company shall pay or reimburse reasonable attorneys' fees of an Indemnified Party as incurred, provided that such Indemnified Party executes an undertaking, with appropriate security if requested by the Board of Managers, to repay the amount so paid or reimbursed in the event that a final non-appealable determination by a court of competent jurisdiction and authority. The Company may pay for insurance covering liability of the Indemnified Party for negligence in operation of the Company's affairs.

         10.2 Exculpation. No Indemnified Party shall be liable, in damages or otherwise, to the Company or to the Member for any loss that arises out of any act performed or omitted to be performed by it, him or her pursuant to the authority granted by this Agreement if (a) either (i) the Indemnified Party, at the time of such action or inaction, determined in good faith that such Indemnified Party's course of conduct was in, or not opposed to, the best interests of the Company, or (ii) in the case of inaction by the Indemnified Party, the Indemnified Party did not intend such Indemnified Party's inaction to be harmful or opposed to the best interests of the Company, and (b) with respect to any criminal action or proceeding, the Indemnified Party had no reasonable cause to believe the conduct was unlawful.

         10.3 Persons Entitled to Indemnity. Any Person who is within the definition of "Indemnified Party" at the time of any action or inaction in connection with the business of the Company shall be entitled to the benefits of this Article 10 as an "Indemnified Party" with respect thereto, regardless whether such Person continues to be within the definition of "Indemnified Party" at the time of such Indemnified Party's claim for indemnification or exculpation hereunder.

         10.4 Procedure Agreements. The Company may enter into an agreement with any of its officers, employees, consultants, counsel and agents, or the Member, setting forth procedures consistent with applicable law for implementing the indemnities provided in this Article 10.

                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 General. This Agreement: (a) shall be binding upon the legal successors of the Member; (b) shall be governed by and construed in accordance with the laws of the State of Nevada; and (c) contains the entire agreement as to the subject matter hereof. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions hereof.

         11.2 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or receipt (which may be evidenced by a return receipt if sent by registered mail or by signature if delivered by courier or delivery service), addressed to the Member at its address in the records of the Company or otherwise specified by the Member.

         11.3 Gender and Number. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and, all words herein in any gender shall be deemed to include the masculine, feminine and neuter genders.

         11.4 Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination shall not affect the other provisions hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each said provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

         11.5 Headings. The headings used in this Agreement are used for administrative convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

         11.6 No Third Party Rights. Except for the provisions of Section 6.4, the provisions of this Agreement are for the benefit of the Company, the Member and permitted assignees and no other Person, including creditors of the Company, shall have any right or claim against the Company or the Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.

              [The remainder of this page is intentionally blank.]

         IN WITNESS WHEREOF, the Member has executed this Agreement as of the day and year first set forth above.

                                    SIMMONS COMPANY

                                    By: /s/ WILLIAM S. CREEKMUIR
                                        -------------------------------
                                    Name: WILLIAM S. CREEKMUIR
                                    Title: EXECUTIVE VICE PRESIDENT &
                                            CHIEF FINANCIAL OFFICER

                                                                       EXHIBIT 1

                                  DEFINED TERMS

         "Act" shall mean Chapter 86 of the Nevada Revised Statutes (NRS 86.011, et seq.) as amended and in effect from time to time.

         "Affiliate" shall mean, with respect to any specified Person, any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean the Operating Agreement of the Company dated as of December 6, 2001, as amended from time to time.

         "Articles" shall mean the Articles of Organization of the Company filed on August 24, 2001 and any and all amendments thereto and restatements thereof filed on behalf of the Company as permitted hereunder with the office of the Secretary of State of the State of Nevada.

         "Capital Account" is defined in Section 5.1.

         "Capital Contribution" shall mean the amount of cash and the fair market value of any other property contributed to the Company with respect to the Interest held by the Member.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any future federal tax law.

         "Company shall mean the limited liability company formed under and pursuant to the Act and this Agreement.

         "Distribution" shall mean the amount of cash and the fair market value of any other property distributed in respect of the Member's Interest in the Company.

         "Effective Date" is defined in Section 2.1.

         "Fiscal Year" shall mean the fiscal year of the Company which shall end on the closest Saturday that coincides with or precedes December 31 in each year or on such other date in each year as the Member shall otherwise elect.

         "Indemnified Party" is defined in Section 10.1.

         "Interest" shall mean the entire interest of the Member in the capital and profits of the Company, including the right of the Member to any and all benefits to which the Member may be entitled as provided in this Agreement, together with the obligations of the Member to comply with all the terms and provisions of this Agreement.

         "Member" shall mean the Person listed as member on the signature page to the Agreement and any other Person that both acquires an Interest in the Company and is admitted to the Company as a Member pursuant to this Agreement.

         "Person" shall mean an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

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                                                                     Exhibit 6.1

                                BOARD OF MANAGERS

         6.1.1. Number; Appointment. The Board of Managers initially shall consist of two (2) members (each such member, along with any other members appointed from time to time, the "Board Members"). The Member may increase or decrease the number of Board Members. Any appointment of a Board Member shall be made and any removal of a Board Member shall be carried out by a writing signed by the Member. Any such appointment or removal shall be effective upon execution of such writing or as otherwise stated therein.

         6.1.2. Initial Board of Managers. The following individuals will be the initial Board Members:

                  Andrew T. Panaccione
                  2325-B Renaissance Dr.
                  Las Vegas, NV 89119

                  Earl C. Brewer
                  One Concourse Parkway
                  Atlanta, GA 30328

         6.1.3. Tenure. Each Board Member shall, unless otherwise provided by law, hold office until such individual is removed, or resigns or dies. Any Board Member may be removed by the Member, at any time without giving any reason for such removal. A Board Member may resign by written notice to the Company which resignation shall not require acceptance and, unless otherwise specified in the resignation notice, shall be effective upon receipt by the Company. Vacancies in the Board of Managers shall be filled by the Member as provided in Section 6.1.1 above.

         6.1.4. Meetings. Meetings of the Board of Managers may be held at any time and shall be held in the offices of the Company in Las Vegas, Nevada, or at such place within the State of Nevada designated in the notice of the meeting, when called by the Chair of the Board of Managers, if any, the President or any two Board Members acting together, reasonable notice thereof being given to each Board Member. A meeting of the Board of Managers may be held outside of the State of Nevada, provided that 75% of the Board Members consent or waive the place of the meeting.

         6.1.5. Notice. It shall be reasonable and sufficient notice to a Board Member to send notice by overnight delivery at least forty-eight hours or by facsimile at least twenty-four hours before the meeting addressed to such Board Member at such Board Member's usual or last known business or residence address or to give notice to such Board Member in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Board Member if a written waiver of notice, executed by such Board Member before or after the meeting, is filed with the records of the meeting, or to any Board Member who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Board Member. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         6.1.6. Quorum. Except as may be otherwise provided by law, at any meeting of the Board of Managers, a majority of the Board Members then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         6.1.7. Action by Vote. Except as may be otherwise provided by law, when a quorum is present at any meeting the vote of a majority of the Board Members present shall be the act of the Board of Managers.

         6.1.8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if all the Board Members consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board of Managers. Such consent shall be treated for all purposes as the act of the Board of Managers.

         6.1.9. Participation in Meetings by Conference Telephone. Board Members may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

         6.1.10. Interested Transactions.

         (a) No contract or transaction between the Company and one or more of the Board Members or officers, or between the Company and any other company, partnership, association, or other organization in which one or more of the Board Members or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Board Member or officer is present at or participates in the meeting of the Board of Managers which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (1) The material facts as to such Board Member's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Managers, and the Board of Managers in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Board Members, even though the disinterested Board Members be less than a quorum; or

                  (2) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Managers.

         (b) Common or interested Board Members may be counted in determining the presence of a quorum at a meeting of the Board of Managers which authorizes the contract or transaction.